optionsXpress Announces Record Second Quarter 2007 Results

CHICAGO, IL, July 19, 2007 – optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported record results for the three months ended June 30, 2007. Highlights from the second quarter 2007 included:

•	Record revenues of $59.4 million, a 26% increase year-over-year

•	Record net income of $23.2 million, or $0.37 per diluted share

•	Record daily average revenue trades (DARTs) of 32,700, a 15% increase year-over-year

•	Net new account growth of 11,500 during the quarter, resulting in 235,300 customer accounts, a 21% increase year-over-year

•	Industry-leading 64% pre-tax margins

•	$5.3 billion in customer assets on June 30, 2007, a 29% increase year-over-year

“Our strong second quarter results demonstrate the leverage in our robust platform and our ability to attract high-value customers to optionsXpress,” remarked David Kalt, Chief Executive Officer of optionsXpress. “During the quarter, we continued to build momentum on the marketing front with net new accounts up 13% from the first quarter, our second consecutive quarterly increase in net new accounts. We also made significant progress in the ongoing development of our educational programs and other platform enhancements that will strengthen our ability to drive new account growth in the future.”

For the second quarter, DARTs were 32,700, up 15% from 28,500 in the second quarter of 2006, and up 7% from 30,700 in the first quarter of 2007. Trades per account on an annualized basis were 36, down from 38 in the second quarter of 2006, and up from 35 in the first quarter of 2007. Total revenue increased 26% over the second quarter of 2006 and 9% over the first quarter of 2007. Resulting net income was $23.2 million, or $0.37 per share on a diluted basis, a 29% increase from $18.0 million in the second quarter of 2006.

“At 36 trades per account per year, customer activity reached its highest level in a year and total customer assets increased 29% from a year ago. Commissions per trade remained strong at $17.73,” said Adam DeWitt, Chief Financial Officer of optionsXpress. “As a result of the slightly improved trading activity and our high-value accounts, we generated 9% sequential net income growth while annualized pretax income per account increased to $660.”

During the quarter, optionsXpress announced a dividend of $0.0625 per share. The total amount of the dividend was approximately $3.9 million and was paid to shareholders on June 28, 2007.

Outlook

“We continue to refine our marketing strategies and work to improve our platform to appeal to the growing number of retail investors who are using options as a key component of their investing strategy. We also believe we will benefit from the integration of the XpressTrade futures platform which remains on track for later this year, positioning us to capitalize on growth and innovation in the futures industry,” commented Mr. Kalt. “In the shorter term, we are cautiously optimistic on customer activity in July. However, August and September tend to be slower trading months.”

Conference Call
A conference call will be broadcast live on Thursday, July 19, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) at http://www.optionsxpress.com/investor. Subscribed users can also access the broadcast at http://www.streetevents.com. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.

About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, and brokersXpress, LLC, an online trading and reporting platform for independent investment professionals. Barron’s named optionsXpress the number one online broker for four years in a row (2003 to 2006) and Kiplinger’s Personal Finance named it the top discount broker in 2006.

More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.

Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:	Media Inquiries:
Victoria Paris Ashton Partners (312) 553-6715	Josh Inglis Strategics, Inc. (312) 346-2007

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended		Change
	6/30/2007	6/30/2006	$	%
Revenues:
Commissions	$36,555	$32,365	$4,190	13%
Other brokerage related revenue	8,879	8,430	449	5%
Interest revenue and fees	15,148	6,420	8,728	136%
Interest expense	1,624	—	1,624	n/a

Net interest revenue and fees	13,524	6,420	7,104	111%
Other income	442	96	346	360%
Total revenues	$59,400	$47,311	$12,089	26%

Expenses:
Brokerage, clearing and other related expenses	4,667	5,900	(1,233)	(21%)
Compensation and benefits	6,771	5,083	1,688	33%
Advertising	3,455	1,676	1,779	106%
Quotation services	1,947	1,461	486	33%
Depreciation and amortization	1,320	805	515	64%
Technology and telecommunications	917	713	204	29%
Other	2,450	2,199	251	11%
Total expenses	$21,527	$17,837	$3,690	21%

Income before income taxes	37,873	29,474	8,399	28%
Income taxes	14,703	11,476	3,227	28%
Net income	$23,170	$17,998	$5,172	29%

Basic earnings per share	$0.37	$0.29	$0.08	28%
Diluted earnings per share	$0.37	$0.29	$0.08	28%
Weighted average shares
outstanding — basic	62,944	62,319	625	1%
Weighted average shares
outstanding — diluted	63,142	62,611	531	1%

	Six Months Ended		Change
	6/30/2007	6/30/2006	$	%
Revenues:
Commissions	$70,311	$64,452	$5,859	9%
Other brokerage related revenue	16,969	17,394	(425)	(2%)
Interest revenue and fees	29,283	11,648	17,635	151%
Interest expense	3,200	—	3,200	n/a

Net interest revenue and fees	26,083	11,648	14,435	124%
Other income	765	255	510	200%
Total revenues	$114,128	$93,749	$20,379	22%

Expenses:
Brokerage, clearing and other
related expenses	9,497	11,627	(2,130)	(18%)
Compensation and benefits	12,972	9,890	3,082	31%
Advertising	7,016	3,552	3,464	98%
Quotation services	3,661	2,760	901	33%
Depreciation and amortization	2,586	1,525	1,061	70%
Technology and telecommunications	1,765	1,426	339	24%
Other	3,974	3,892	82	2%
Total expenses	$41,471	$34,672	$6,799	20%

Income before income taxes	72,657	59,077	13,580	23%
Income taxes	28,206	23,034	5,172	22%
Net income	$44,451	$36,043	$8,408	23%

Basic earnings per share	$0.71	$0.58	$0.13	22%
Diluted earnings per share	$0.70	$0.58	$0.12	21%
Weighted average shares
outstanding — basic	62,863	62,266	597	1%
Weighted average shares
outstanding — diluted	63,066	62,606	460	1%

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended		Change
	6/30/2007	12/31/2006	$	%
Assets:
Cash and cash equivalents	$15,012	$76,590	($61,578)	(80%)
Short-term investments	139,125	118,075	21,050	18%
Funds segregated in compliance with
federal regulations	439,631	281,288	158,343	56%
Receivables from brokerage customers, net	161,178	139,080	22,098	16%
Receivables from brokers, dealers and
clearing organizations	24,360	21,601	2,759	13%
Deposits with clearing organizations	21,328	38,115	(16,787)	(44%)
Fixed assets, net	12,865	6,619	6,246	94%
Goodwill	28,688	79	28,609	n/m
Other intangible assets, net	4,350	—	4,350	n/a
Other assets	12,884	6,077	6,807	112%
Total assets	$859,421	$687,524	$171,897	25%

Liabilities and stockholders’ equity:
Liabilities
Payables to brokerage customers	$605,760	$476,890	$128,870	27%
Payables to brokers, dealers and clearing
organizations	5,447	17,422	(11,975)	(69%)
Accounts payable and accrued liabilities	16,287	8,748	7,539	86%
Current and deferred income taxes	1,750	3,636	(1,886)	(52%)

Total liabilities	629,244	506,696	122,548	24%
Stockholders’ equity	230,177	180,828	49,349	27%

Total liabilities and stockholders'
equity	$859,421	$687,524	$171,897	25%

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended		Change
	6/30/2007	6/30/2006	$ or #	%
Number of customer accounts (at period end)(1)	235,300	194,300	41,000	21%
Daily average revenue trades (‘‘DARTs’’)(2)	32,700	28,500	4,200	15%
Customer trades per account (3)	36	38	(2)	(5%)
Average commission per trade	$17.73	$18.05	($0.32)	(2%)
Option trades as a % of total trades	65%	74%	(9%)
Advertising expense per net new customer account (4)	$300	$107	$193	180%
Total client assets (000s)	$5,323,497	$4,127,338	$1,196,159	29%
Client margin balances (000s)	$155,793	$141,315	$14,478	10%

	Six Months Ended		Change
	6/30/2007	6/30/2006	$ or #	%
Number of customer accounts (at period end)(1)	235,300	194,300	41,000	21%
Daily average revenue trades(‘‘DARTs’’)(2)	31,700	28,900	2,800	10%
Customer trades per account (3)	36	41	(5)	(12%)
Average commission per trade	$17.87	$17.82	$0.05	0%
Option trades as a % of total trades	65%	74%	(9%)
Advertising expense per net new customer account (4)	$323	$109	$214	196%
Total client assets (000s)	$5,323,497	$4,127,338	$1,196,159	29%
Client margin balances (000s)	$155,793	$141,315	$14,478	10%

(1) Customer accounts are open, numbered accounts.
(2) DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.
(3) Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.
(4) Calculated based on total net new customer accounts opened during the period.